UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2012
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On April 30, 2012, Kimberly-Clark Corporation (the “Corporation”) entered into an agreement (the "Agreement") with Robert W. Black whose final day of employment with the Corporation was April 30, 2012.

Under the Agreement, Mr. Black will be provided the following benefits:

•	Two times the sum of his annual base salary and the average of the last three years of his annual incentive awards, for an aggregate amount of $2,296,823; and

•
COBRA medical continuation coverage, attendance at a board of directors governance program, and post-employment participation in the Corporation’s employee assistance program, with an estimated aggregate value of $39,000.

These benefits will be provided through the Corporation’s Severance Pay Plan, as amended and restated, previously filed as Exhibit (10)p to the Corporation’s Quarterly Report on Form 10‑Q for the quarter ended June 30, 2011 (the “Plan”).

In addition, Mr. Black will be paid a pro-rated portion of his 2012 annual incentive award, based on actual performance and when paid according to the terms of the annual incentive program.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit (10)q and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit (10)q	Agreement between Kimberly-Clark Corporation and Robert W. Black, dated April 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: May 2, 2012	By: /s/ John W. Wesley
John W. Wesley
Vice President and Secretary

EXHIBIT INDEX

(10)q	Agreement between Kimberly-Clark Corporation and Robert W. Black, dated April 30, 2012.